EXHIBIT 4


                       DIRECTORS AND EXECUTIVE OFFICERS OF
                IDT NEVADA HOLDINGS, INC. AS OF OCTOBER 23, 2001

         The name, position, principal occupation and business address of each executive officer and director of IDT Nevada Holdings, Inc. is set forth below.
Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with IDT Nevada Holdings, Inc. Each person listed below is a citizen of the United States, other than Gil Boosidan, who is a citizen of Israel.

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
Name                  Position                       Principal Occupation            Business Address
----                  --------                       --------------------            ----------------

James A. Courter      Director                       Chief Executive Officer and     c/o IDT Nevada Holdings,
                                                     Vice Chairman of the Board of   Inc.
                                                     IDT Corporation                 400 North Stephanie
                                                                                     Street, Suite 235,
                                                                                     Henderson, Nevada 89014

Anthony S. Davidson   Chief Financial Officer,       Chief Financial Officer, Vice   c/o IDT Nevada Holdings,
                      Vice President, Secretary      President, Secretary and        Inc.
                      and Director                   Director                        400 North Stephanie
                                                                                     Street, Suite 235,
                                                                                     Henderson, Nevada 89014

Gil Boosidan          Treasurer                      Treasurer                       c/o IDT Nevada Holdings, Inc.
                                                                                     400 North Stephanie
                                                                                     Street, Suite 235,
                                                                                     Henderson, Nevada 89014
